Exhibit 10.3

June 18, 2008

Remington Arms Company, Inc.

RA Brands, L.L.C.

The Marlin Firearms Company

H&R 1871, LLC

870 Remington Drive

Madison, North Carolina 27025

Attention: President

Ladies and Gentlemen:

Reference is made to that certain Amended and Restated Credit Agreement dated March 15, 2006 (as at any time amended, restated, modified or otherwise supplemented, the "Credit Agreement"), by and among Remington Arms Company, Inc., a Delaware corporation ("Remington"), RA Brands, L.L.C., a Delaware limited liability company ("Brands"), The Marlin Firearms Company, a Connecticut corporation ("Marlin"), and H&R 1871, LLC, a Connecticut limited liability company ("H&R"; Remington, Brands, Marlin and H&R are collectively referred to herein as "Borrowers" and individually as "Borrower"), and Wachovia Bank, National Association, a national banking association ("Wachovia"), in its capacity as administrative and collateral agent (together with its successors in such capacity, "Agent") for various financial institutions ("Lenders"), and such Lenders. Each capitalized term used herein, unless otherwise defined herein, shall have the meaning ascribed to such term in the Credit Agreement.

Borrowers have requested that Agent amend certain provisions of the Credit Agreement, and Agent is willing to amend the Credit Agreement, subject to the terms and conditions contained herein.

NOW, THEREFORE, for TEN DOLLARS ($10.00) in hand paid and other good and valuable consideration, the receipt and sufficiency of which are hereby severally acknowledged, the parties hereto, intending to be legally bound hereby, agree as follows:

1.       Amendments to Credit Agreement. The Credit Agreement is hereby amended as follows:

(a)       By deleting clauses (g), (h) and (i) of the definition of "Restricted Investment" contained in Section 1.1 of the Credit Agreement, and by substituting in lieu thereof the following new clauses (g), (h) and (i) thereof:

(g) Investments by any Subsidiary of a Borrower in a Borrower or in any Wholly Owned Subsidiary of a Borrower that is a Guarantor, and Investments of Remington in any Wholly Owned Subsidiary of Remington that is a Guarantor (provided that the foregoing shall not be construed to permit Brands to transfer to any Affiliate other than Remington all or any material part of its Intellectual Property, or Remington to transfer any of the Collateral to any Affiliate except for Investments expressly permitted in other clauses of this definition); (h) Investments by any Foreign Subsidiary of a Borrower in any other Foreign Subsidiary of a Borrower; (i) in addition to Investments otherwise expressly permitted hereinabove, Investments by a Borrower or any Subsidiary of a Borrower in Domestic Subsidiaries or Foreign Subsidiaries of a Borrower in an aggregate amount not to exceed $10,000,000 at any one time outstanding for all such Subsidiaries;

Remington Arms Company, Inc., et al.
June 18, 2008

(b)       By deleting Section 10.2.15 of the Credit Agreement, and by substituting the following new

Section 10.2.15 in lieu thereof:

10.2.15            Tax Consolidation. File or consent to the filing of any consolidated income tax return with any Person other than AHA, Holding, a Borrower and any Subsidiary thereof.

2.         Ratification and Reaffirmation; Representations and Warranties. Each Borrower hereby ratifies and reaffirms the Obligations, each of the Credit Documents and all of such Borrower's covenants, duties, indebtedness and liabilities under the Credit Documents. Each Borrower represents and warrants to Agent and Lenders, to induce Agent and Lenders to enter into this letter amendment, that no Default or Event of Default exists on the date hereof; the execution, delivery and performance of this letter amendment have been duly authorized by all requisite corporate action on the part of such Borrower and this letter amendment has been duly executed and delivered by such Borrower; and all of the representations and warranties made by such Borrower in the Credit Agreement are true and correct on and as of the date hereof.

3.         No Novation, etc. Except as otherwise expressly provided in this letter amendment, nothing herein shall be deemed to amend or modify any provision of the Credit Agreement or any of the other Credit Documents, each of which shall remain in full force and effect. This letter amendment is not intended to be, nor shall it be construed to create, a novation or accord and satisfaction, and the Credit Agreement as herein modified shall continue in full force and effect. This letter amendment shall be part of the Credit Agreement and a breach of any representation, warranty or covenant herein shall constitute an Event of Default.

4.         Miscellaneous. This letter amendment shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns. This letter amendment may be executed in any number of counterparts and by different parties to this letter amendment on separate counterparts, each of which, when so executed, shall be deemed an original, but all such counterparts shall constitute one and the same letter amendment. Any signature delivered by a party by facsimile transmission shall be deemed to be an original signature hereto. This letter amendment and the other Credit Documents, unless otherwise specified, shall be governed by the laws of the State of New York (without giving effect to the conflict of laws principles thereof, other than Section 5-1401 of the New York General Obligations Law). Each Borrower agrees to take such further actions as Agent shall reasonably request from time to time in connection herewith to evidence or give effect to the terms and provisions set forth herein or any of the transactions contemplated hereby. Section titles and references used in this letter amendment shall be without substantive meaning or content of any kind whatsoever and are not a part of the amendments among the parties hereto.

5.         Release of Claims. To induce Agent and Lenders to enter into this letter amendment, each Borrower hereby releases, acquits and forever discharges Agent, and all officers, directors, agents, employees, successors and assigns of Agent and each Lender, from any and all liabilities, claims, demands, actions or causes of action of any kind or nature (if there be any), whether absolute or contingent, disputed or undisputed, at law or in equity, or known or unknown, that such Borrower now has or ever had against Agent or any Lender arising under or in connection with any of the Credit Documents or otherwise. Each Borrower represents and warrants to Agent and Lenders that such Borrower has not transferred or assigned to any Person any claim that such Borrower ever had or claimed to have against Agent or any Lender.

Remington Arms Company, Inc., et al.
June 18, 2008

If the foregoing is in accordance with your understanding, please sign and return this letter amendment to us.

Very truly yours,

WACHOVIA BANK, NATIONAL ASSOCIATION,

as Agent and a Lender

By:	/s/ Bruce Rhodes
Bruce Rhodes, Senior Vice President

ACKNOWLEDGED AND AGREED:

REMINGTON ARMS COMPANY, INC., as a Borrower

/s/ Kimberly A. Brown
Name: Kimberly A. Brown
Title: Assistant Treausrer

RA BRANDS, L.L.C., as a Borrower

/s/ Kimberly A. Brown
Name: Kimberly A. Brown
Title: Treasurer

THE MARLIN FIREARMS COMPANY, as a Borrower

/s/ Julie A. Sears
Name: Julie A. Sears
Title: Secretary

H&R 1871, LLC, as a Borrower

/s/ Julie A. Sears
Name: Julie A. Sears
Title: Secretary

[Signatures continued on following page]

Remington Arms Company, Inc., et al.
June 18, 2008

BANK OF AMERICA, N.A.,

as a Lender

/s/ Lawrence P. Garni
Name: Lawrence P. Garni
Title: Sr. Vice President

NATIONAL CITY BUSINESS

CREDIT, INC., as a Lender

/s/ Tom Buda
Name: Tom Buda
Title: Vice President